Exhibit 99.1


PRESS RELEASE

Simclar, Inc. Announces New CFO
Wednesday April 6, 12:22 pm ET

HIALEAH, Fla.--(BUSINESS WIRE)--April 6, 2005--Simclar, Inc. (NASDAQ:SIMC -
News), a multi-plant electronics contract manufacturer, named Steven Ker Chief Financial Officer and Secretary. Steven will be replacing the retiring David Watts.

Steven has previously worked as Financial Controller for Staples UK Limited, and Corporate Accounting Manager for Staples, Inc. Steven is both a CPA in the United States, as well as a Chartered Accountant in Scotland.

Ian Durie, Vice President of Finance, and Director of Simclar, Inc. commented:
"We are pleased to welcome Steven Ker to the management team of Simclar, Inc. Steven brings a relevant financial and business background to our Company. Steven's experience in Sarbanes-Oxley implementation will be invaluable to Simclar going forward. At this time we would also like to wish David Watts a long and healthy retirement. David's hard work for Simclar, Inc. over the past eight years has been part of the reason for our continued success."

Simclar, Inc., with five North American manufacturing locations, has been engaged in contract manufacturing of electronic and electro-mechanical products for OEMs for 29 years.

Visit Simclar, Inc. at its website, http://www.simclar.com for more information about the Company.

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Contact:
   Simclar, Inc., Hialeah, FL
   Barry Pardon, 305-827-5240